UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2017

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, on November 2, 2016, Broadcom Limited, a limited company organized under the laws of the Republic of Singapore, Broadcom Corporation, a California corporation (“Broadcom”), Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), and Bobcat Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”). On December 18, 2016, Broadcom assigned all of its rights and obligations under the Merger Agreement and transferred all of the issued and outstanding capital stock of Merger Sub to LSI Corporation, a Delaware corporation (“Seller”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Brocade (the “Merger”), with Brocade as the surviving corporation. As a result of the Merger, Brocade will become a direct wholly owned subsidiary of Seller.

As previously reported, on February 22, 2017, ARRIS International plc (the “Company”), Seller and Broadcom, entered into a Stock and Asset Purchase Agreement (the “Agreement”), pursuant to which, upon the terms and subject to the satisfaction or waiver of the conditions in the Agreement, including the consummation of the Merger, ARRIS will acquire the Ruckus Wireless and ICX Switch Business (the “Network Edge Business”) of Brocade (the “Transaction”).

As reported by Brocade and Broadcom, on October 2, 2017, following further discussions with the Committee on Foreign Investment in the United States (“CFIUS”), Broadcom and Brocade withdrew and re-filed their joint voluntary notice to CFIUS under the Defense Production Act of 1950, as amended, to allow more time for review and discussion with CFIUS in connection with the Merger (the “Merger Notice”). CFIUS agreed to proceed directly to a 45-day investigation period, thereby shortening the customary 75-day CFIUS review period. As a result of the continued review by CFIUS of the proposed Merger, on October 12, 2017, Broadcom, Brocade and ARRIS withdrew and re-filed their joint voluntary notice to CFIUS with respect to the Transaction (the “Transaction Notice”) since completion of the Transaction is predicated upon completion of the Merger and the Parties wish to more closely align the review timetables for these two CFIUS cases.    Similar to the Merger Notice, CFIUS has agreed to proceed directly to a 45-day investigation period with respect to the Transaction Notice.

The parties have been and will continue to be actively engaged with CFIUS during its review of the Transaction, remain fully committed to the Transaction and will continue to work diligently and cooperatively to close the Transaction. There can be no assurances, however, that CFIUS will ultimately agree that the parties may proceed with the Transaction.

To allow for the additional CFIUS review period, on October 16, 2017, the Company and Seller entered into an amendment to the Agreement (the “Amendment”) to extend the end date of the Agreement until December 15, 2017. All other terms and conditions of the Agreement remain in full force and effect.

A copy of the Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report and other communications regarding the Transaction contain forward-looking statements concerning the expected timing for closing of the Transaction. Forward-looking statements generally may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the proposed Merger will not be completed and the possibility that the proposed subsequent acquisition of the Network Edge Business by ARRIS will not be completed, whether as a result of the failure to obtain necessary regulatory approvals, to satisfy any of the other conditions to the transactions or otherwise. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this release could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date hereof. ARRIS expressly disclaims any obligation to update or correct these forward-looking statements except as required by law.

Item 8.01.	Other Events

The information provided in response to Item 1.01 of this Current Report with respect to the refiling of the Transaction Notice with CFIUS is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	First Amendment to the Stock and Asset Purchase Agreement, dated October 16, 2017, by and among ARRIS International plc and LSI Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: October 16, 2017